As filed with the Securities and Exchange Commission on June 11, 1999

                                   Registration No. 333-
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                    __________________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                      WELLSFORD REAL PROPERTIES, INC.

            (Exact name of issuer as specified in its charter)

           Maryland                                      13-3926898
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                      535 Madison Avenue, 26th Floor
                         New York, New York 10022
                              (212) 838-3400
 (Address, including zip code and telephone number of principal executive offices)

        Wellsford Real Properties, Inc. Rollover Stock Option Plan Wellsford Real Properties, Inc. 1997 Management Incentive Plan Wellsford Real Properties, Inc. 1998 Management Incentive Plan
                         (Full title of the Plans)
                         _________________________

                             Edward Lowenthal
                          Chief Executive Officer
                      Wellsford Real Properties, Inc.
                      535 Madison Avenue, 26th Floor
                         New York, New York 10022
         (Name, address, including zip code, of agent for service)

                              (212) 838-3400
                  (Telephone number, including area code,
                           of agent for service)
                         _________________________

                                Copies to:

                           Alan S. Pearce, Esq.
              Robinson Silverman Pearce Aronsohn & Berman LLP
                        1290 Avenue of the Americas
                         New York, New York  10104

               Approximate date of proposed sale to public:
 From time to time after the effective date of this Registration Statement


                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
 Title of                        Proposed
   Each                          Maximum        Proposed
Class of                         Offering        Maximum          Amount
Securities       Amount           Price         Aggregate           of
  to be           to be            Per          Offering       Registration
Registered     Registered(1)(2)  Share(3)         Price             Fee
---------------------------------------------------------------------------

Common Stock,
par value $.01
per share(4)    1,326,235      $10.128(7)       $13,432,752.59   $3,734.31

---------------------------------------------------------------------------
Common Stock,
par value $.01
per share(5)    1,750,000      $13.708(8)       $23,990,336.56   $6,669.31

---------------------------------------------------------------------------
Common Stock,
par value $.01
per share(6)    2,000,000      $11.38(9)        $22,760,485.00   $6,327.42
                               ----------       ----------       ----------
---------------------------------------------------------------------------

(1) The maximum number of shares as to which options or awards may be granted under the employee benefit plans referred to above.

(2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dissolution resulting from any future stock split, stock dividend or similar transaction.

(3)  Estimated solely for the purpose of calculating the registration fee.

(4) Represents the numbers of shares of Common Stock issuable under Wellsford's Rollover Stock Option Plan.

(5) Represents the numbers of shares of Common Stock issuable under Wellsford's 1997 Management Incentive Plan.

(6) Represents the numbers of shares of Common Stock issuable under Wellsford's 1998 Management Incentive Plan.

(7) Calculated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. Accordingly, the Proposed Maximum Offering Price per share of the Common Stock offered hereunder pursuant to the Wellsford Rollover Stock Option Plan is a weighted average price based on 1,326,235 shares of Common Stock reserved for issuance under such plan that are subject to options already granted and outstanding as of June 10, 1999, at an average weighted exercise price of $10.128 per share.

(8) Calculated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. Accordingly, the Proposed Maximum Offering Price per share of the Common Stock offered hereunder pursuant to the Wellsford 1997 Management Incentive Plan is a weighted average price based on (i) 23,625 shares of Common Stock reserved for issuance under such plan that are not currently subject to outstanding stock options, at a price per share of $9.5625, which is the average of the highest and lowest prices per share reported on the American Stock Exchange on June 10, 1999 and (ii) the exercise price of 1,726,375 shares of Common Stock reserved for issuance under such plan that are subject to options already granted and outstanding as of June 10, 1999.

(9) Calculated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. Accordingly, the Proposed Maximum Offering Price per share of the Common Stock offered hereunder pursuant to the Wellsford 1998 Management Incentive Plan is a weighted average price based on (i) 1,348,000 shares of Common Stock reserved for issuance under such plan that are not currently subject to outstanding stock options, at a price per share of $9.5625, which is the average of the highest and lowest prices per share reported on the American Stock Exchange on June 10, 1999 and (ii) the exercise price of 652,000 shares of Common Stock reserved for issuance under such plan that are subject to options already granted and outstanding as of June 10, 1999.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-
8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Securities and Exchange Commission (the "SEC") allows Wellsford Real Properties, Inc. (the "Company") to "incorporate by reference" the information the Company files with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

          1    The Company's Annual Report on Form 10-K for the year ended
December 31, 1998, filed with the SEC on March 31, 1999.

          2. The Company's Quarterly Report on Form 10-Q, filed with the SEC on May 14, 1999;

          3    The Company's Current Report on Form 8-K, filed with the SEC on May 10, 1999;

          4    The Company's Annual Proxy Statement, filed on Definitive
Schedule 14A with the SEC on April 23, 1999; and

          5. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock") contained in the Company's Registration Statement on Form 10 (File No. 001-12917) filed with the SEC on April 23, 1997, and the documents incorporated therein by reference, as amended by Amendment No. 1 on Form 10/A, filed with the SEC on May 21, 1997, and Amendment No. 2 on Form 10/A filed with the SEC on May 28, 1997.

          You may request a copy of any filings referred to above
(excluding exhibits), at no cost, by contacting the Company at the following address:

               Edward Lowenthal
               Chief Executive Officer
               Wellsford Real Properties, Inc.
               535 Madison Avenue, 26th Floor
               New York, New York 10022

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Articles of Amendment and Restatement, filed on May 30, 1997 with the Maryland State Department of Assessments and Taxation (the "SDAT"), as supplemented by two separate Articles Supplementary filed on May 30, 1997 with the SDAT (the "Wellsford Charter"), contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

          The Wellsford Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company, and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner, trustee, manager or member of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Company. The Bylaws of the Company ("Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner, trustee, manager or member of such corporation, real estate investment trust partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Wellsford Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

          The MGCL requires a corporation (unless its charter provides otherwise, which the Wellsford Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that
(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

          The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

   4.1 Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-
          32445) filed with the SEC on July 30, 1997).
   4.2    Articles Supplementary Classifying 335,000 Shares of
          Common Stock as Class A Common Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on
          July 30, 1997).
   4.3    Articles supplementary Classifying 2,000,000 Shares of
          Common Stock as Series A % Convertible Redeemable
          Preferred Stock (incorporated by reference to Exhibit
          3.3 to the Registration Statement on Form S-11 (File
          No. 333-32445) filed with the SEC on July 30, 1997).
   4.4 Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).
   4.5 Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A Amendment No. 2 (File No. 001-12917) filed with the SEC on May 28, 1997).
   4.6 Specimen certificate for Class A Common Stock (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).
   4.7 Specimen certificate for Series A 8% Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).
   4.8 Wellsford Real Properties, Inc. Rollover Plan (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form 10/A Amendment No. 1 (File No. 001-12917) filed with the SEC on May 21, 1997).
   4.9    Wellsford Real Properties, Inc. 1997 Management
          Incentive Plan (incorporated by reference to Exhibit
          10.29 to the Registration Statement on Form 10/A
          Amendment No. 1 (File No. 001-12917) filed with the SEC on May 21, 1997).
   4.10   Wellsford Real Properties, Inc. 1998 Management
          Incentive Plan (incorporated by reference to Exhibit
          10.81 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 001-12917) filed with the SEC on March 31, 1998).
   5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the shares of Common Stock being registered hereby.
  23.1    Consent of Ernst & Young LLP.
  23.2    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
          Exhibit 5.1).
  24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the
                    registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of June, 1999.

                    WELLSFORD REAL PROPERTIES, INC.


                    By:  /s/ Jeffrey H. Lynford
                         -------------------------------
                         Jeffrey H. Lynford
                         Chairman of the Board, Secretary and Director

                       SIGNATURES/ POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jeffrey H. Lynford and Edward Lowenthal and each and any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date

/s/ Jeffrey H. Lynford        Chairman of the Board,        June 11, 1999
----------------------------- Secretary and Director
Jeffrey H. Lynford

/s/ Edward Lowenthal          President, Chief Executive    June 11, 1999
----------------------------- Officer and Director
Edward Lowenthal              (Principal Executive Officer)

/s/ Gregory F. Hughes         Chief Financial Officer       June 11, 1999
----------------------------- (Principal Financial and
Gregory F. Hughes             Accounting Officer)

/s/ Rodney F. Du Bois         Vice Chairman of the Board,   June 11, 1999
----------------------------- Chief Operating Officer and
Rodney F. Du Bois             Director

/s/ Richard S. Frary          Director                      June 11, 1999
-----------------------------
Richard S. Frary

/s/ Frank J. Hoenemeyer       Director                      June 11, 1999
-----------------------------
Frank J. Hoenemeyer

/s/ Frank J. Sixt             Director                      June 11, 1999
-----------------------------
Frank J. Sixt

/s/ Douglas Crocker II        Director                      June 11, 1999
-----------------------------
Douglas Crocker II

/s/ Mark S. Germain           Director                      June 11, 1999
-----------------------------
Mark S. Germain

                              EXHIBIT INDEX

Exhibit
Number                        Exhibit
----------                    ---------

4.1       Articles of Amendment and Restatement of the Company
          (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.2 Articles Supplementary Classifying 335,000 Shares of Common Stock as Class A Common Stock (incorporated by reference to
          Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.3 Articles supplementary Classifying 2,000,000 Shares of Common Stock as Series A % Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.5 Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A Amendment No. 2 (File No. 001-12917) filed with the SEC on May 28, 1997).

4.6 Specimen certificate for Class A Common Stock (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.7 Specimen certificate for Series A 8% Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-11 (File No. 333-32445) filed with the SEC on July 30, 1997).

4.8 Wellsford Real Properties, Inc. Rollover Plan (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form 10/A Amendment No. 1 (File No. 001-12917) filed with the SEC on May 21, 1997).

4.9 Wellsford Real Properties, Inc. 1997 Management Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form 10/A Amendment No. 1 (File No. 001-12917) filed with the SEC on May 21, 1997).

4.10 Wellsford Real Properties, Inc. 1998 Management Incentive Plan (incorporated by reference to Exhibit 10.81 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 001-12917) filed with the SEC on March 31, 1998).

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the shares of Common Stock being registered hereby.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
          Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).